FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT (EX-IM LOAN FACILITY)

THIS FIRST AMENDMENT to Loan and Security Agreement (EX-IM Loan Facility) (this “Amendment”) is effective as of the 25th day of December, 2008, by and between Silicon Valley Bank (“Bank”) and Cimetrix Incorporated, a Nevada corporation (“Borrower”) whose address is 6979 S. High Tech Drive, Salt Lake City, Utah 84047.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement (EX-IM Loan Facility) dated as of April 9, 2008, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) modify the interest rate payable on the Advances, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.7 (Additional Equity).  The following paragraph is hereby added to the Loan Agreement as Section 6.7:

    “6.7    Additional Equity.  Borrower shall close a Qualified Equity Financing on or before March 31, 2009.”

2.2 Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended by deleting the existing definitions and replacing them with the following:

““Applicable Rate” is a per annum fixed rate equal to 7.75%.

“EX-IM Maturity Date” is December 24, 2009.”

The following term and its definition is hereby added to Section 13.1:

““Qualified Equity Financing” is the next sale (or series of related sales) after January 1, 2009, of Borrower’s stock or subordinated notes from which Borrower receives gross proceeds of not less than $250,000.00 from investors approved by Bank.”

         3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the April 9, 2008 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of a non-refundable facility fee in an amount equal to $4,500 and Bank's out-of-pocket expenses.

[Signature page follows.]

Page  – First Amendment to Amended and Restated Loan and Security Agreement

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered on January 20, 2009, and effective as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Cindy Schatz Name: Cindy Schatz Title: Deal Team Leader	Cimetrix Incorporated By: /s/ Robert H. Reback Name: Robert H. Reback Title: President and CEO

Page  – First Amendment to Amended and Restated Loan and Security Agreement